Exhibit 99.1

Contacts:
Tiffany Louder – Analysts/Investors Alliance Data 214.494.3786 Tiffany.louder@alliancedata.com
Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data's LoyaltyOne Business Announces Dotz and Banco do Brasil
National, Multi-Year Renewal Agreement

dotz Program to Further Accelerate National Growth Strategy with Anchor
Bank and Credit Card Coalition Loyalty Program Sponsor

DALLAS,  February 5, 2014  -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, announced that CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz"), operator of Brazil's dotz loyalty program (www.dotz.com.br), in which LoyaltyOne holds a sizeable equity stake, signed a multi-year renewal agreement with Banco do Brasil, the largest financial institution in Latin America and a pillar sponsor in the rapidly-expanding coalition loyalty program.

Banco do Brasil, with R$1.15 trillion (USD$477 billion) in total assets is one of the oldest banks in the world serving all segments of the financial market with more than 114,000 employees, 5,362 branches and more than 44,000 ATMs in over 5,400 municipalities.

With approximately 58.6 million banking customers, Banco do Brasil and Dotz will continue to focus on enhancing banking customer engagement, and dotz membership activation and issuance (dotz points). In addition, the dotz loyalty program will continue to be offered to all of Banco do Brasil’s approximately 20 million Ponte Pra Voce loyalty program members, the bank’s proprietary loyalty program for banking services, credit and debit card customers. Banco credit and debit card holders can convert Ponte Pra Voce points to dotz points.

“The renewal of this multi-year agreement reflects the significance of this foundational partnership,” said Bryan Pearson, president of LoyaltyOne. “As Latin America’s largest financial institution, Banco do Brasil’s decision to extend its national partnership in dotz, substantiates the success of the loyalty coalition model as well as Dotz’s robust long-term expansion plan.”

“As a strategic partner, we will leverage our relationship with the bank to further our entry into new markets across the country,” said Roberto Chade, president of Dotz. “This too will strengthen our platform, enabling us to broaden our scope and deepen our reach in multiple consumer verticals, drive issuance and enhance relationships between sponsors and their customers.”

With an expanding membership base of approximately 11 million Brazilians, dotz now operates in 9 consumer-concentrated markets, representing a total estimated population of 27.5 million Brazilian consumers.  Markets include Belo Horizonte, Brasilia, Sao Paulo State Interior (Campinas), Fortaleza, Recife, Santa Catarina and Curitiba as well as Joao Pessao and Sorocaba in Sao Paulo Interior, which were launched in the fourth quarter of 2013.

Dotz’s growing roster of sponsors include national and regional retailers and service providers in key high frequency and expanding verticals including Financial Institutions, Grocery, Fuel, Pharmacy, Electronics, Hotel, Restaurant, Specialty Retail and Online. Anchor sponsors include, Banco do Brasil, one of Brazil’s largest national banks; Ale, one of the nation’s largest gasoline station chains; Angeloni, a major chain of supermarkets in the southern Brazilian region and one of Brazil’s top-10 supermarkets and 500 largest companies; Bob’s, a national fast food restaurant chain; Pague Menos, a leading national Brazilian drug store chain; and Magazine Luiza, a specialty electronic retailer.

The dotz coalition loyalty program is similar to the Canadian AIR MILES® Reward Program - consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector cards. Consumers accumulate dotz points through everyday shopping at a growing number of national and regional sponsors in Brazil which can be redeemed for various rewards.

Brazil has the fifth-largest population in the world with more than 199 million citizens (versus approximately 35 million in Canada) and has the characteristics required to host a successful coalition loyalty program.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne’s unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. For more information about the company, visit our web site, www.Loyalty.com

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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